Exhibit 3-3

                              CERTIFICATE OF TRUST
                                       OF
                             PSEG FUNDING TRUST III

      THIS CERTIFICATE OF TRUST of PSEG Funding Trust III (the "Trust"), dated as of July 31, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

            (i) Name. The name of the business trust being formed hereby is PSEG Funding Trust III.

            (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wachovia Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington DE 19801.

            (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                         WACHOVIA TRUST COMPANY, NATIONAL
                                         ASSOCIATION, as Trustee

                                         By: /s/ AMY L. MARTIN
                                             -----------------------------------
                                         Name:  Amy L. Martin
                                         Title: Assistant Vice President

                                         MORTON A. PLAWNER, as Trustee

                                         /s/ MORTON A. PLAWNER
                                         ---------------------------------------
                                         Morton A. Plawner